Bay Banks Approves Share Repurchase Program

KILMARNOCK, Va., Dec. 17, 2014 /PRNewswire/ -- Bay Banks of Virginia, Inc. ("the Company") (OTCQB: BAYK), the holding company for Bank of Lancaster and Bay Trust Company, today announced that its board of directors has authorized the repurchase of up to 5%, a total of 240,892 shares, of its outstanding common stock. The Company intends and expects to accomplish the repurchases through open market transactions, though the Company could effect repurchases through other means, such as privately negotiated transactions.

Randal R. Greene, President and CEO, stated "The announcement of the Share Repurchase Program reflects the confidence the board of directors has in the Company's financial position and outlook. The board and management team are committed to enhancing shareholder value through the repurchase of our stock, as well as continued organic growth."

The repurchase program is authorized to last through December 31, 2015. The timing and amount of any share repurchases will depend on a variety of factors, including, among others, securities law restrictions, the trading price of the Company's common stock, regulatory requirements, potential alternative uses for capital, and the company's financial performance. The repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion. The Company expects to fund any repurchases from cash on hand.

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Bank of Lancaster and Bay Trust Company. Founded in 1930, Bank of Lancaster is a state-chartered community bank headquartered in Kilmarnock, Virginia. With eight banking offices located throughout the Northern Neck region, a residential lending production office in Middlesex County, and two banking offices in Richmond, Virginia, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, investment services and mortgage banking. Bay Trust Company provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 800-435-1140 or inquiries@baybanks.com.

This report contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, acquisitions and dispositions, and accounting principles, polices and guidelines, and other risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC's Internet site (http://www.sec.gov). These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.